UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 25, 2006
NATIONAL ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-19136	58-1922764
(State of incorporation	(Commission file number)	(I.R.S. employer identification
or organization)		number)

1400 ONE ENERGY SQUARE
4925 GREENVILLE AVENUE
DALLAS, TEXAS	75206
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 692-9211
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     National Energy Group, Inc. (“NEGI”) today announced that it has entered into an agreement dated October 25, 2006 (the “Agreement”) with NEG Oil & Gas LLC (“NEG Oil & Gas”), NEG, Inc. (“Newco”) and American Real Estate Holdings Limited Partnership (“AREH”) pertaining to the possible purchase of NEGI’s membership interest in NEG Holding LLC (“NEG Holding”) on the terms set forth therein.
     NEGI previously announced on December 7, 2005 that it had entered into an Agreement and Plan of Merger dated such date (the “Merger Agreement”) with NEG Oil & Gas, Newco and, for certain purposes, AREH, pursuant to which NEGI was to have been merged into Newco. NEG Oil & Gas, which is a wholly-owned indirect subsidiary of American Real Estate Partners, L.P. (“AREP”), is the owner of 50.1% of NEGI’s common stock.
     On September 11, 2006, NEGI publicly announced that it had been advised that on September 7, 2006 Riata Energy, Inc. (“Riata”) and AREP entered into a letter of intent (the “Letter of Intent”) pursuant to which Riata obtained an option to acquire NEG Oil & Gas, which holds all of AREP’s oil and gas investments. The transaction would include, among other things, the acquisition by NEG Oil & Gas or NEG Holding of NEGI’s membership interest in NEG Holding through the purchase option set forth in Section 5.4 of NEG Holding’s Operating Agreement dated as of May 1, 2001 (the “NEG Holding Operating Agreement”). The transaction would not include the acquisition of any NEGI common stock by Riata. The transaction also contemplates that the management agreements pursuant to which NEGI manages the operations of NEG Operating LLC, National Onshore LP and National Offshore LP will be terminated. The Letter of Intent is subject to a number of conditions. NEGI is not a party to the Letter of Intent.
     Under Section 5.4 of the NEG Holding Operating Agreement, NEG Oil & Gas, or its successor, at any time, in its sole discretion, is permitted to purchase NEGI’s membership interest in NEG Holding at a price equal to the fair market value of such interest determined as if NEG Holding had sold all of its assets for fair market value and liquidated.
     As publicly announced on September 11, 2006, NEGI has been evaluating the impact of the Letter of Intent on NEGI, including on the Merger Agreement. NEGI’s previously established Special Committee, consisting of an independent disinterested member of NEGI’s Board of Directors (the “Special Committee”), has participated in the evaluation process. Based on the Special Committee’s extensive review of relevant information and circumstances, the Special Committee has recommended that the NEGI Board of Directors approve the agreement outlined in the next paragraph, and based on such recommendation, the NEGI Board of Directors has approved such agreement, which was executed on October 25, 2006.
     A summary of the Agreement, which is qualified in its entirety by reference to the full text of the Agreement filed herewith as an exhibit, is as follows:
     1. No action by any party in furtherance of the transactions contemplated by the Letter of Intent shall in any event be or be deemed to be a breach of the Merger Agreement or any representations, warranties, covenants or other provisions thereof (including, without limitation, Section 4.2 thereof).
     2. The Merger Agreement will terminate pursuant to Section 6.1(a) thereof automatically, without any further action required, upon the transfer of all of the NEGI’s membership interest in NEG Holding as provided below.
     3. In recognition of the fact that, as contemplated in the Letter of Intent, NEG Oil & Gas or one of its affiliates intends to purchase or to cause NEG Holding to purchase (such purchaser, the “Interest Buyer”) all of NEGI’s membership interest in NEG Holding pursuant to Section 5.4 of the NEG Holding Operating Agreement in connection with the closing, if any, of AREP’s transaction with Riata contemplated in the Letter of Intent, NEGI agrees that, effective upon delivery of notice (the “Exercise Notice”) by NEG Oil & Gas to NEGI stating that the purchase rights under Section 5.4 of the NEG Holding Operating Agreement are being exercised by the Interest Buyer and the payment of the sum specified below, (x) all right, title and interest of NEGI in NEG Holding shall automatically be and be deemed to be, transferred, assigned conveyed and sold to the Interest Buyer and NEGI shall cease to be a member of NEG Holding or have any rights, powers or interests therein or under the NEG Holding Operating Agreement and (y) NEGI will cease to have (and releases and shall be deemed to have released): (I) any right to receive any payment or distribution from NEG Holding or its subsidiaries or (II) any other right or claim with respect to NEG Holding or its subsidiaries, in the case of each of (I) and (II) associated with, arising out of or relating to its membership interest in NEG Holding, other than the right to receive the payment contemplated below.
     4. NEG Oil & Gas agreed that upon delivery of the Exercise Notice: (i) the Interest Buyer will cause to be delivered to NEGI the sum of $261,124,876* (the “Payment”), which the parties agree is the amount owing to NEGI under Section 5.4 of the NEG Holding Operating Agreement; and (ii) the liens in favor of NEG Oil & Gas with respect to NEGI’s membership interest in NEG Holding under the NEG Operating LLC credit facility will be released and terminated.

*	The amount of the Payment assumes that the closing occurs on November 1, 2006. If it occurs on a different date, then the amount of the Payment will be adjusted to take into account the appropriate accrual of interest on the Bonds (as defined in numbered paragraph 5) and the appropriate distribution to NEG Oil & Gas under Article VI of the NEG Holding Operating Agreement in respect of its membership interest in NEG Holding. The amount of the Payment is based on the Special Committee’s determination, based on all relevant information and circumstances, that the fair market valuation for NEG Holding’s assets is $700 million, net of indebtedness of $132 million, for purposes of Section 5.4 of the NEG Holding Operating Agreement, which contemplates (as noted above) a deemed sale by NEG Holding of all of its assets for fair market value followed by its deemed liquidation. In connection with such deemed liquidation, under Article VI of the NEG Holding Operating Agreement, such net fair market valuation will be subjected to the distribution protocols set forth therein in order to determine the amounts to be distributed to NEGI and NEG Oil & Gas in connection with the assumed purchase of NEGI’s membership interest in NEG Holding upon the anticipated consummation of the transactions contemplated by the Letter of Intent. In general, said Article will require aggregate priority distributions to NEG Oil & Gas of $177,750,249, with the remaining $522,249,751 to be distributed in equal $261,124,876 payments to each of NEGI and NEG Oil & Gas. The foregoing summary is qualified in its entirety by reference to the full text of the NEG Holding Operating Agreement filed by NEGI as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

     5. Upon receipt of the Payment, NEGI will pay in full the amount of principal and outstanding interest owing under NEGI’s 10.75% senior notes due 2007 (the “Bonds”), the principal amount of which is approximately $148.6 million.
     6. As a result, after payment of the Bonds, NEGI will retain approximately $112,487,876 from the Payment, approximately $37 million of which is anticipated to be distributed to NEGI’s common stockholders (through a dividend or tender offer).
     7. At the time the Payment is delivered, automatically and without any further action necessary: (i) the management agreements between NEGI and each of National Onshore LP, National Offshore LP and NEG Operating LLC will be terminated; and (ii) any assets or property of NEG Oil & Gas and its subsidiaries owned by them but in the possession of NEGI (including, without limitation, information technology, software and data relevant to the oil and gas operations of NEG Oil & Gas or its subsidiaries) will be transferred and delivered to NEG Oil & Gas or its subsidiaries, as designated by NEG Oil & Gas.
     If the transactions contemplated by the Letter of Intent and the Agreement are consummated, NEGI’s membership interest in NEG Holding is purchased, NEGI’s Bonds are fully paid and NEGI’s management agreements with NEG Operating LLC, National Onshore LP and National Offshore LP are terminated, NEGI’s principal asset will consist solely of its cash balances, which, as noted above, are anticipated to approximate $112 million, and NEGI’s only known liabilities will consist of its tax liability noted in the next sentence, any amounts due under the management agreements and its short term liabilities relating to its operations, such as employee payroll, legal fees and trade payables, which are not anticipated to be significant. NEGI also anticipates that, assuming the purchase of its membership interest in NEG Holding in 2006, and based on currently available information, its 2006 federal and state income tax liability could range from approximately $28 to $35 million.
     As noted in the recitals to the Agreement, assuming that its membership interest in NEG Holding is purchased pursuant to Section 5.4 of the NEG Holding Operating Agreement, it is anticipated that NEGI will distribute to its common stockholders (including NEG Oil & Gas), through a dividend or a tender offer, an aggregate of approximately $37 million.
     Following any such distribution and after giving effect to any necessary tax reserves or payments and the repayment of the Bonds, NEGI will continue to retain significant cash balances (approximating, based on currently available information, $40 to $47 million). In such event, NEGI’s Board of Directors intends to consider the appropriate application of such funds, including but not limited to the acquisition of producing oil and gas properties and related businesses and assets or the equity in another entity which owns such properties, businesses and assets.
     There can be no assurance that the purchase of NEGI’s membership interest in NEG Holding will occur. AREP intends to exercise its option to purchase the membership interest only if AREP’s previously announced transaction under the Letter of Intent with Riata is completed.

     In the event that the transactions contemplated by the Letter of Intent and the Agreement are not consummated, then NEGI will remain subject to the terms of the Merger Agreement, which includes an agreed upon termination date of December 1, 2006 in the event the transactions contemplated by the Merger Agreement have not been consummated by that date.
FORWARD-LOOKING STATEMENTS
     This Current Report includes “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “expect,” “estimate,” “predict,” “believe,” and similar expressions and variations thereof are intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this Current Report that address activities, events, or developments that NEGI expects or anticipates will or may occur in the future relating to the operations of NEGI, its membership interest in NEG Holding or its subsidiary, including such things as estimated future net revenues from oil and natural gas reserves and the present value thereof, drilling of wells, future production of oil and natural gas, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion, and growth of NEGI’s business and operations, plans, references to future success, references to intentions as to future matters and other such matters, are forward-looking statements and include statements regarding the interest, belief or current expectations of NEGI’s management, directors, or officers regarding such matters. These statements are based on certain assumptions and analyses made by NEGI in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate under the circumstances. However, whether actual results and developments will conform with NEGI’s expectations and predictions is subject to a number of risks and uncertainties, including uncertainties relating to strategic decisions of NEG Oil & Gas, as the managing member of NEG Holding and the principal owner of the other companies that NEGI manages, future oil and natural gas prices, future operating costs, severance and excise taxes, general economic, market or business conditions, the opportunities (or lack thereof) that may be presented to and pursued by NEGI, competitive actions by other oil and natural gas companies, changes in laws or regulations, adverse weather and other factors, many of which are beyond NEGI’s control. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to or effects on NEGI or its business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. NEGI undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
10.1		Agreement dated October 25, 2006, among NEGI, NEG Oil & Gas, Newco and AREH

99.1	—	NEGI Press Release dated October 25, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.
Date: October 25, 2006	By:	/s/ Randall D. Cooley

	Name:	Randall D. Cooley
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Agreement dated October 25, 2006, among NEGI, NEG Oil & Gas, Newco and AREH

99.1	NEGI Press Release dated October 25, 2006